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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2002

HA-LO INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

001-13525
(Commission File Number)

Delaware	36-3573412
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

500 Lake Cook Road, Suite 350, Deerfield, Illinois 60015
(Address of principal executive offices, with zip code)

(847) 600-3000
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 5.    Other Events.

        HA-LO recently completed the sale of one of its subsidiaries, Promotional Marketing, L.L.C. d/b/a UPSHOT, to Equity Marketing, Inc. for $10.25 million in cash with additional consideration based on future performance of UPSHOT.

        HA-LO remains a debtor, with two of its subsidiaries, Lee Wayne Corporation and Starbelly.com, Inc. in three separate, although procedurally consolidated Chapter 11 cases in case number 02 B 12059, and continues to work towards emerging from bankruptcy. Even with this sale of UPSHOT, the holders of equity interests in HA-LO remain unlikely to receive or retain anything on account of their interests in HA-LO in the bankruptcy.

        On July 18, 2002, HA-LO issued a press release relating to the foregoing. A copy of the press release is attached hereto as an exhibit and incorporated herein by reference.

        Persons interested in more information concerning the Chapter 11 case, or HA-LO's financial performance, may review the pleadings, reports and other papers on file in the Office of the Clerk of the United States Bankruptcy Court for the Northern District of Illinois, Everett McKinley Dirksen Federal Building, 219 S. Dearborn Street, Chicago, Illinois.

Item 7.    Financial Statements and Exhibits.

  (c)
  Exhibits.

  99.1
  Press Release dated July 18, 2002.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HA-LO INDUSTRIES, INC.
Date: August 2, 2002	By:	/s/ GREGORY J. KILREA Gregory J. Kilrea Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.
99.1	Press Release dated July 18, 2002.

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  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX